SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2018

Cigna Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38769 (Commission File Number)	82-4991898 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 14, 2018, David M. Cordani, President and Chief Executive Officer of Cigna Corporation (“Cigna” or the “Company”), adopted a stock trading plan designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, officers, directors and other individuals who are not in possession of material non-public information may adopt a pre-arranged plan or contract for transactions in company securities under specified conditions and at specified times. Using these 10b5-1 plans, individuals can diversify their investment portfolios for financial planning purposes, plan for charitable giving, spread stock trades over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information. In accordance with Rule 10b5-1, Mr. Cordani will not have subsequent discretion over the transactions under his plan.

Mr. Cordani’s plan provides for transactions to occur during specified periods between February 2019 and March 2020. The plan provides for the exercise of up to 596,682 options for shares of Cigna common stock, the sale of a portion of the shares acquired from the option exercise (including the amount required to pay the exercise price, taxes and applicable fees) and the sale of shares he may receive pursuant to Cigna's strategic performance share program following the completion of the 2016–2018 and 2017–2019 performance periods. Transactions under Mr. Cordani’s plan may occur on the open market at prevailing market prices or subject to minimum price thresholds specified in the plan.

Mr. Cordani continues to be subject to the Company's executive stock ownership guidelines, under which he is required to hold Cigna stock and stock equivalents with a value of at least eight times his base salary. Mr. Cordani does not expect the plan to materially change his ownership position.

Transactions under Mr. Cordani’s plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modification or termination of any trading plan, whether or not the plan was publicly announced, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: December 26, 2018	By: /s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President and
General Counsel